EXHIBIT 5.1
                                Paul L. Robinson
                                909 Third Avenue
                            New York, New York 10022


                                 August 16, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-1004

           Re:  Comverse Technology, Inc.
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Gentlemen:

I have acted as legal counsel to Comverse Technology, Inc., a New York corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 1,000,000 shares of common stock of the Company, par value $.10 per share ("Common Stock"), which may be purchased under the Comverse Technology, Inc. 2002 Employee Stock Purchase Plan, as amended (the "Plan").

I have examined originals, or copies certified to my satisfaction, of the Certificate of Incorporation and By-Laws of the Company, the minutes and other records of the proceedings of the Board of Directors and of the Stockholders of the Company, the Registration Statement, the Plan and such other documents, corporate and public records, agreements, and certificates of officers of the Company and of public and other officials, and I have considered such questions of law, as I have deemed necessary as a basis for the opinions hereinafter expressed. In such examination I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

Based on and subject to the foregoing, I hereby advise you that, in my opinion, the issuance of shares of Common Stock, in accordance with the provisions and subject to the conditions set forth in the Plan and in any agreements executed thereunder, has been duly authorized and, when the consideration for such shares has been received by the Company and such shares have been issued in accordance with and subject to such terms and conditions, such shares of Common Stock will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.


Very truly yours,


/s/ PAUL L. ROBINSON
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Paul L. Robinson